Exhibit 77Q1e
SUB-INVESTMENT ADVISORY AGREEMENT
April 1, 2006
Credit Suisse Asset Management Limited
Izumi Garden Tower, Level 27
1-6-1 Roppongi
Minato-ku, Tokyo 106-6024
Japan

Dear Sir/Madam:

The Global Small Cap Portfolio (the Portfolio) of Credit Suisse Trust (the Fund), a business trust organized under the laws of the Commonwealth of Massachusetts, and Credit Suisse Asset Management, LLC, as investment adviser to the Fund (Credit Suisse) , herewith confirm their agreement with Credit Suisse Asset Management Limited (the Sub-Adviser), a corporation organized under the laws of Japan, as follows:
1.	Investment Description Appointment
The Fund desires to employ the capital of the Portfolio by investing and reinvesting in securities of the kind and in accordance with the limitations specified in the Funds Agreement and Declaration of Trust as may be amended from time to time
(the Agreement and Declaration of Trust), and in the Funds Prospectus and Statement of Additional Information relating to the Portfolio, as from time to time in effect (the Prospectus and SAI, respectively), and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Fund. Copies of the Prospectus, SAI and Agreement and Declaration of Trust have been or will be submitted to the Sub-Adviser. The Fund agrees to promptly provide the Sub-Adviser copies of all amendments to the Prospectus and SAI on an on-going basis. The Fund employs Credit Suisse as its investment adviser to the Portfolio. Credit Suisse desires to employ and hereby appoints the Sub-Adviser to act as its sub-investment adviser upon the terms set forth in this Agreement. The Sub-Adviser accepts the appointment and agrees to furnish the services set forth below for the compensation provided for herein.
2.	Services as Sub-Investment Adviser
(a)	Subject to the supervision and direction of Credit Suisse,
the Sub-Adviser will provide investment advisory and portfolio management advice to all or that portion of the Portfolios assets designated by Credit Suisse from time to time (the Assets) in accordance with (a) the Agreement and Declaration of Trust, (b) the Investment Company Act of 1940, as amended (the 1940 Act), and the Investment Advisers Act of 1940, as amended (the Advisers
Act), and all applicable Rules and Regulations of the SEC and all other applicable laws and regulations, and (c) the Portfolios investment objective and policies as stated in the Prospectus and SAI and investment parameters provided by Credit Suisse from time to time. In connection therewith, the Sub-Adviser will, as requested by Credit Suisse, provide one or all of the following services:
(i)	manage the Assets or furnish recommendations to manage the
Assets in accordance with the Portfolios investment objective and policies
(ii)	make investment decisions or recommendations with respect
to the Assets
(iii)	will place purchase and sale orders for securities on
behalf of the Portfolio with respect to the Assets
(iv)	exercise, or give advice in relation to the exercise of,
voting rights with respect to the Assets and
(v)	furnish Credit Suisse and the Funds Board of Trustees
with such periodic and special reports as the Fund or Credit Suisse may reasonably request.
In providing those services, the Sub-Adviser will, if requested by Credit Suisse, provide investment research and supervision of the Assets and conduct a continued program of investment, evaluation and, if appropriate, sale and reinvestment of the Assets.
(b)	In connection with the performance of the services of
the Sub-Adviser provided for herein, the Sub-Adviser may
contract at its own expense with third parties for the acquisition of research, clerical services and other administrative services that would not require such parties to be required to register as an investment adviser under the Advisers Act provided that the Sub-Adviser shall remain liable for the performance of its duties hereunder.
3.	Execution of Transactions Services of the Sub-Adviser
Non-Exclusive
(a)	If applicable, in executing transactions for the Assets,
selecting brokers or dealers and negotiating any brokerage commission rates, the Sub-Adviser will use its best efforts to seek best execution. In assessing best execution available for any portfolio transaction, the Sub-Adviser will consider all factors it deems relevant including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, to the extent that the execution and price offered by more than one broker or dealer are comparable the Sub-Adviser may consider any brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub-Adviser or to Credit Suisse for use on behalf of the Fund or other clients of the Sub-Adviser or Credit Suisse.
(b)	It is understood that the services of the Sub-Adviser
are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser from providing similar services to other investment companies or from engaging in other activities, provided that those activities do not adversely affect the ability of the Sub-Adviser to perform its services under this Agreement. The Fund and Credit Suisse further understand and acknowledge that the persons employed by the Sub-Adviser to assist in the performance of its duties under this Agreement will not devote their full time to that service. Nothing
contained in this Agreement will be deemed to limit or
restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, provided that doing so does not adversely affect the ability of the Sub-Adviser to perform its services under this Agreement.
(c)	If applicable, on occasions when the Sub-Adviser deems
the purchase or sale of a security to be in the best interest of the Portfolio as well as of other investment advisory
clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in a manner that is fair and equitable, in the judgment of the Sub-Adviser, in the exercise of its fiduciary obligations to the Fund and to such other clients. The Fund recognizes that the effect of the aggregation may operate on some occasions to the Portfolios advantage or disadvantage. The Sub-Adviser shall provide to Credit Suisse and the Fund all information reasonably requested by Credit Suisse and the Fund relating to the decisions made by the Sub-Adviser regarding allocation of securities purchased or sold, as well as the expenses incurred in a transaction, among the Fund and the Sub-Advisers other investment advisory clients.
(d)	If applicable, in connection with the purchase and sale
of securities for the Portfolio, the Sub-Adviser will provide such information as may be reasonably necessary to enable the custodian and co-administrators to perform their administrative and recordkeeping responsibilities with respect to the Fund.
4.	Disclosure Regarding the Sub-Adviser
(a)	The Sub-Adviser has reviewed the disclosure about the
Sub-Adviser contained in the Funds registration statement and represents and warrants that, with respect to such disclosure about the Sub-Adviser or information related, directly or indirectly, to the Sub-Adviser, such registration statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which is required to be stated therein or necessary to
make the statements contained therein not misleading.
(b)	The Sub-Adviser agrees to notify Credit Suisse and
the Fund promptly of (i) any statement about the Sub-Adviser contained in the Funds registration statement that becomes untrue in any material respect, (ii) any omission of a material fact about the Sub-Adviser in the Funds registration statement which is required to be stated therein or necessary to make the statements contained therein not misleading, or (iii) any reorganization or change in the Sub-Adviser, including any change in its ownership or key employees.
(c)	Prior to the Fund or Credit Suisse or any affiliated
person (as defined in the 1940 Act, an Affiliate) of either
using or distributing sales literature or other promotional material referring to the Sub-Adviser (Promotional Material), the Fund or Credit Suisse, where applicable, shall forward
such material to the Sub-Adviser and shall allow the
Sub-Adviser reasonable time to review the material. The Sub-Adviser will not act unreasonably in its review of
Promotional Material and the Fund or Credit Suisse, where applicable, will use all reasonable efforts to ensure that all Promotional Material used or distributed by or on behalf of the Fund or Credit Suisse will comply with the requirements of the Advisers Act, the 1940 Act and the rules and regulations promulgated thereunder.
(d)	The Sub-Adviser has supplied Credit Suisse and the
Fund copies of its Form ADV with all exhibits and attachments thereto and will hereinafter supply Credit Suisse and the Fund, promptly upon preparation thereof, copies of all amendments or restatements of such document.
5.	Representations and Warranties
5.1	The Sub-Adviser represents and warrants that:
(a)	it is a duly registered investment adviser under the
Advisers Act, a duly registered investment adviser in any and all states of the United States in which the Sub-Adviser is required to be so registered and has obtained all necessary licenses and approvals in order to perform the services provided in this Agreement. The Sub-Adviser covenants to
maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement.
(b)	it has read and understands the Prospectus and SAI and
warrants that in investing the Portfolios assets it will use all reasonable efforts to adhere to the Portfolios investment objectives, policies and restrictions contained therein.
(c)	it has adopted a written Code of Ethics in compliance
with Rule 17j-1 under the 1940 Act and will provide the Fund with any amendments to such Code.
5.2	The Fund represents and warrants that:
(a)	it has full power to enter into the terms of this
Agreement and to enter into transactions contemplated by this Agreement and that its entry into the Agreement nor the exercise by the Sub-Adviser of its discretions or powers under this Agreement will result in any default under any contract or other agreement or instrument to which the Fund is a party, or any statute or rule, regulation or order of any governmental agency or body applicable to the Fund.
(b)	information which has been provided to the Sub-Adviser
in relation to the Fund's status, residence and domicile for taxation purposes is complete and correct, and the Fund agrees to provide any further information properly required by any c ompetent authority.
(c)	it will notify the Sub-Adviser promptly if there is
any material change in any of the above information and will provide such other relevant information as the Sub-Adviser may reasonably request in order to fulfill its regulatory and contractual obligations. The Fund acknowledges that a failure to provide such information may adversely affect the quality of the services that the Sub-Adviser may provide.
5.3	Credit Suisse represents and warrants that it has full
power to enter into the terms of this Agreement and to enter into transactions contemplated by this Agreement and that
neither its entry into the Agreement nor the exercise by the Sub-Adviser of its discretions or powers under this Agreement will result in any default under any contract or other
agreement or instrument to which Credit Suisse is a party,
or any statute or rule, regulation or order of any
governmental agency or body applicable to Credit Suisse.
6.	Compliance
(a)	The Sub-Adviser agrees that it shall promptly notify
Credit Suisse and the Fund (i) in the event that the SEC or
any other regulatory authority has censured its activities, functions or operations suspended or revoked its registration as an investment adviser or has commenced proceedings or an investigation that may result in any of these actions, (ii)
in the event that there is a change in the Sub-Adviser,
financial or otherwise, that adversely affects its ability
to perform services under this Agreement or (iii) upon having a reasonable basis for believing that, as a result of the Sub-Advisers investing the Portfolios assets, the Portfolios investment portfolio has ceased to adhere to the Portfolios investment objectives, policies and restrictions as stated
in the Prospectus or SAI or is otherwise in violation of
applicable law.
(b)	Credit Suisse agrees that it shall promptly notify
the Sub-Adviser in the event that the SEC has censured Credit Suisse or the Fund placed limitations upon any of their activities, functions or operations suspended or revoked
Credit Suisses registration as an investment adviser or has commenced proceedings or an investigation that may result in any of these actions.
(c)	The Fund and Credit Suisse shall be given access
to the records with respect to the Portfolio of the
Sub-Adviser at reasonable times solely for the purpose
of monitoring compliance with the terms of this Agreement
and the rules and regulations applicable to the Sub-Adviser relating to its providing investment advisory services to the Portfolio. The Sub-Adviser agrees to cooperate with
the Fund and Credit Suisse and their representatives in
connection with any such monitoring efforts.
7.	Books and Records
(a)	In compliance with the requirements of Rule 31a-3
under the 1940 Act, the Sub-Adviser hereby agrees that all
records which it maintains for the Fund or the Portfolio
are the property of the Fund and further agrees to
surrender promptly to the Fund any of such records upon
request. The Sub-Adviser further agrees to preserve for
the periods prescribed by Rule 31a-2 under the 1940 Act
the records required to be maintained by Rule 31a-l under
the 1940 Act and to preserve the records required by Rule
204-2 under the Advisers Act for the period specified
therein.
(b)	The Sub-Adviser hereby agrees to furnish to
regulatory authorities having the requisite authority
any information or reports in connection with services
that the Sub-Adviser renders pursuant to this Agreement
which may be requested in order to ascertain whether the operations of the Portfolio are being conducted in a manner consistent with applicable laws and regulations.
8.	Provision of Information Proprietary and
Confidential Information
(a)	Credit Suisse agrees that it will furnish to
the Sub-Adviser information related to or concerning the
Fund or the Portfolio that the Sub-Adviser may reasonably
request.
(b)	The Sub-Adviser agrees on behalf of itself and
its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund or the Portfolio, Credit Suisse and
prior, present or potential shareholders and not to use
such records and information for any purpose other than performance of its responsibilities and duties hereunder except after prior notification to and approval in
writing of the Fund, which approval shall not be
unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply or when requested to divulge such information by duly constituted authorities
provided however that such prior notification and or a
pproval shall not be required in the event that the
Sub-Adviser is required to furnish information relating
to the Portfolio to regulatory authorities and
governmental agencies having due authority over
the Sub-Adviser.
(c)	The Sub-Adviser represents and warrants that
neither it nor any affiliate will use the name of the
Fund or the Portfolio, Credit Suisse or any of their
affiliates in any prospectus, sales literature or other
material in any manner without the prior written approval
of the Fund or Credit Suisse, as applicable.
9.	Standard of Care
The Sub-Adviser shall exercise its best judgment in
rendering the services described herein. The Sub-Adviser
shall not be liable for any error of judgment or
mistake of law or for any loss suffered by the Fund or
Credit Suisse in connection with the matters to which
this Agreement relates, except that the Sub-Adviser
shall be liable for a loss resulting from a breach of
fiduciary duty by the Sub-Adviser with respect to the
receipt of compensation for services provided that
nothing herein shall be deemed to protect or purport
to protect the Sub-Adviser against any liability to the
Fund or Credit Suisse or to shareholders of the Fund to
which the Sub-Adviser would otherwise be subject by
reason of willful misfeasance, bad faith or gross
negligence on its part in the performance of its duties
or by reason of the Sub-Advisers reckless disregard of
its obligations and duties under this Agreement. The
Fund and Credit Suisse understand and agree that the
Sub-Adviser may rely upon information furnished to it
reasonably believed by the Sub-Adviser to be accurate
and reliable and, except as herein provided, the
Sub-Adviser shall not be accountable for loss suffered
by the Fund or the Portfolio by reason of such reliance
of the Sub-Adviser.
10.	Compensation
In consideration of the services rendered pursuant to
this Agreement, Credit Suisse will pay the Sub-Adviser
such amounts as the parties may agree upon from time to
time as set forth on Schedule A, as amended from time
to time.
11.	Expenses
(a)	The Sub-Adviser will bear all expenses in
connection with the performance of its services under
this Agreement, which shall not include the Funds expenses
listed in paragraph 11(b).
(b)	The Fund will bear certain other expenses to be
incurred in its operation, including investment advisory
and administrative fees taxes, interest, brokerage fees
and commissions, if any; fees of Trustees of the Fund
who are not officers, directors, or employees of Credit
Suisse or the Sub-Adviser or affiliates of any of them
fees of any pricing service employed to value shares of
the Fund SEC fees, state Blue Sky qualification fees
and any foreign qualification fees charges of custodians
and transfer and dividend disbursing agents the Funds proportionate share of insurance premiums outside auditing and legal expenses costs of maintenance of
the Funds existence costs attributable to investor
services, including, without limitation, telephone
and personnel expenses costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders costs of shareholders reports and meetings of the shareholders of the Fund and of the officers or
Board of Trustees of the Fund and any extraordinary
expenses.
12.	Term of Agreement
This Agreement shall commence on the date first written
above and shall continue for an initial two year period
commencing on the date first written above, and thereafter
shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) the Board of Trustees of the Fund or (b)
a vote of a majority (as defined in the 1940 Act) of the Portfolios outstanding voting securities, provided that in either event the continuance is also approved by a
majority of the Board of Trustees who are not interested
persons (as defined the 1940 Act) of any party to this
Agreement, by vote cast in person at a meeting called for
the purpose of voting on such approval. This Agreement
is terminable, without penalty, (i) by Credit Suisse on
60 (sixty) days written notice to the Fund and the Sub
Adviser, (ii) by the Board of Trustees of the Fund or by
vote of holders of a majority of the Portfolio's shares on
60 (sixty) days written notice to Credit Suisse and the Sub-Adviser, or (iii) by the Sub-Adviser upon 60 (sixty)
days written notice to the Fund and Credit Suisse This
Agreement will also terminate automatically in the event
of its assignment (as defined in the 1940 Act) by any party hereto. In the event of termination of this Agreement for any reason, all records relating to the Fund or the
Portfolio kept by the Sub-Adviser shall promptly be
returned to Credit Suisse or the Fund, free from any
claim or retention of rights in such records by the
Sub-Adviser. In the event this Agreement is terminated or
is not approved in the foregoing manner, the provisions
contained in paragraph numbers 4(c), 7, 8 and 9 shall
remain in effect.
13.	Amendments
No provision of this Agreement may be changed, waived,
discharged or terminated orally, but only by an instrument
in writing signed by the party against which enforcement of
the change, waiver, discharge or termination is sought, and
no amendment of this Agreement shall be effective until
approved by an affirmative vote of (a) the holders of a
majority of the outstanding voting securities of the
Portfolio and (b) the Board of Trustees of the Fund,
including a majority of Trustees who are not interested
persons (as defined in the 1940 Act) of the Fund or of either party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.
14.	Notices
14.1	All communications hereunder shall be given (a) if to
the Sub-Adviser, to Credit Suisse Asset Management Limited,
Izumi Garden Tower Level 27 6-1, Roppongi 1-Chome, Minato-ku, Tokyo 106-6024 Japan (Attention Legal and Compliance),
telephone 81-3-5425-5544, telecopy 81-3-5425-5525, (b) if
to Credit Suisse, to Credit Suisse Asset Management, LLC,
466 Lexington Avenue, New York, New York 10017-3147
(Attention General Counsel), telephone: (212) 878-0600,
telecopy: (646) 878-9351, and (c) if to the Fund, co Credit
Suisse Funds, 466 Lexington Avenue, New York, New York
10017-3147, telephone: (212) 878-0600, telecopy: (212)
878-9351 (Attention: President).
14.2	The Sub-Adviser may rely on, and act without
further enquiry upon, any instruction, notice or request
of any person(s) who is or who the Sub-Adviser reasonably
believes in good faith to be person(s) designated by Credit
Suisse or the Fund to give such instruction, notice or
request, and further provided that such instruction, notice
or request is made in writing and sent by original signed
letter, facsimile or electronic means in accordance with
the provisions of Clause 14.1.
14.3	Credit Suisse and the Fund will provide a list of
person(s) who are authorized to give instructions and sign documents and take other actions in respect of the Assets.
Credit Suisse or the Fund shall notify the Sub-Adviser
promptly of any amendment to such list and provide specimen signatures of new signatories, and the Sub-Adviser shall accept any such amendments.
15.	Choice of Law
This Agreement shall be governed by, and construed in
accordance with, the laws of the State of New York in the
United States, including choice of law principles provided
that nothing herein shall be construed in a manner
inconsistent with the 1940 Act, the Advisers Act or any
applicable rules, regulations or orders of the SEC.
16.	Miscellaneous
(a)	The captions of this Agreement are included for
convenience only and in no way define or limit any of the provisions herein or otherwise affect their construction or effect.
(b)	If any provision of this Agreement shall be held
or made invalid by a court decision, by statute or otherwise, the remainder of this Agreement shall not be affected
thereby and, to this extent, the provisions of this
Agreement shall be deemed to be severable.
(c)	Nothing herein shall be construed to make the
Sub-Adviser an agent of Credit Suisse or the Fund.
(d)	This Agreement may be executed in counterparts,
with the same effect as if the signatures were upon the
same instrument.
17.	Japanese Regulatory Matters
The Sub-Adviser is regulated by the Financial Services A gency (FSA) in carrying out its investment business and is also subject to applicable local laws and regulation.

18.	Limitation of Liability
It is expressly agreed that this Agreement was executed
by or on behalf of the Fund and not by the Trustees of
the Fund or its officers individually, and the obligations
of the Fund hereunder shall not be binding upon any of
the Trustees, shareholders, nominees, officers, agents or
employees of the Fund individually, but bind only the
assets and property of the Fund, as provided in the
Agreement and Declaration of Trust of the Fund.   The
execution and delivery of this Agreement have been authorized by the Trustees and the shareholders of the Portfolio and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund as provided in its Agreement and Declaration of Trust.

[signature page follows]

Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.
Very truly yours,

CREDIT SUISSE ASSET MANAGEMENT, LLC

By:  s Steven B. Plump
Name:	Steven B. Plump
Title:	Managing Director

CREDIT SUISSE TRUST

By:  s Steven B. Plump
Name:	Steven B. Plump
Title:	Chief Executive Officer and
President


CREDIT SUISSE ASSET MANAGEMENT LIMITED

By:  /s/Takanori Hiramoto
Name:	Takanori Hiramoto
Title:	President and Representative Director



SCHEDULE A
Credit Suisse will pay the Sub-Adviser a fee equal to 10% of the advisory fee (after waivers and reimbursements) paid by the Portfolio to Credit Suisse, one quarter of which shall be payable in U.S. dollars in arrears on the last business day of each calendar quarter. The fee for the first period during which this Agreement is in effect shall be pro-rated for the portion of the calendar quarter that the Agreement is in effect.